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                                                                Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report on the December 31, 2000 and 1999 financial statements of Cogent
Communications Group, Inc., and Subsidiaries dated March 15, 2001 (except with respect to the matters discussed in Note 11, as to which the date is February 4, 2002) and to all references to our firm included in this registration statement.

/s/ Arthur Andersen LLP

Vienna, Virginia
February 8, 2002